HomeStreet, Inc. Reports Third Quarter 2019 Results and $25 Million Share Repurchase Program

Key highlights and developments for the Third Quarter 2019:

•
Reported net income from continuing operations for the third quarter of 2019 of $13.7 million, or $0.54 per diluted share, compared with $8.9 million, or $0.32 per diluted share for the second quarter of 2019

•	Approved a $25 million common stock share repurchase program that will commence during the fourth quarter, subject to regulatory non-objection

•	Reduced full time equivalent employees to 1,132 at September 30, 2019 compared to 1,221 at June 30, 2019, a 7.3% reduction

•	Continuing operations noninterest expense decreased by $3.1 million, or 5.3% from the second quarter of 2019

•	Deposits increased to $5.80 billion, an increase of 3.8% from June 30, 2019

•	Consolidated the Lake Oswego, OR retail deposit branch into the nearby Lake Grove branch

SEATTLE –October 21, 2019 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the Company earned net income of $13.8 million, or $0.55 income per diluted share for the third quarter of 2019 compared with a net loss of $5.6 million, or $0.22 loss per diluted share for the second quarter of 2019. Net income from continuing operations for the third quarter of 2019 was $13.7 million, or $0.54 per diluted share, compared with $8.9 million, or $0.32 per diluted share for the second quarter of 2019.
“Homestreet’s third quarter 2019 results reflect the early success of our strategic changes,” said Mark K. Mason, Homestreet’s Chairman of the Board, President, and Chief Executive Officer. “As expected, total assets declined primarily due to both the decline in loans held for sale as a result of our home loan center sales in the second quarter and an increase in loan prepayments. The decline in total assets in conjunction with increasing deposits drove a meaningful decrease in wholesale funding which helped offset margin pressure in the quarter. We also completed the final transfer of servicing deposits related to our first quarter mortgage servicing sales. We now have substantially completed the very complex transactions related to our Discontinued Operations and we do not anticipate significant impact on our financial results from Discontinue Operations going forward.
“We also made progress toward our longer-term goal of improving the efficiency and profitability of the Company as we implemented the initial phases of the efficiency plan we continue to develop with our consultants. Based on the work completed to date, we continue to believe we can achieve the cost reduction goals that we established last quarter. However, like our peers, we are experiencing the impact on our net interest margin of lower interest rates, higher deposit costs and changes in the yield curve. These changes negatively impacted our net interest margin in the quarter and while deposit costs are already declining, the interest rate environment may continue to impact future results. Notwithstanding the impact of the changing interest rate environment, we are pleased with our third quarter results and we are committed, subject to the challenges presented by the current environment, to achieving the profitability and efficiency goals we established last quarter.”
The Board of Directors has approved an additional share repurchase program for up to $25 million in aggregate amount of shares of the Company’s common stock, no par value, from shareholders, which represents approximately 3.8% of the Company’s currently outstanding common stock based on the closing price of the stock as of September 30, 2019. This repurchase is in addition to the 2.7 million shares of common stock that the Company repurchased earlier this year through open market repurchases made during the second quarter and a negotiated repurchase from a group of investors that was completed during the third quarter. Under this new repurchase program, the Company may again repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion. This repurchase program is subject to regulatory approval and will not be commenced unless and until such non-objection is received.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 22, 2019 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss third quarter 2019 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10135109 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10135109.

The information to be discussed in the conference call will be posted on the Company's web site shortly after the market closes on Monday, October 21, 2019.
About HomeStreet
Now in its 99th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related to our plan of exit for our home loan center-based mortgage operations and expectations regarding the ongoing impact of our sale of assets related to the home loan based mortgage business and transfer of the mortgage servicing rights on our future financial condition and results of operations. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow, and the appropriate allocation of our prior operations between continuing operations and discontinued operations. These limitations and risks include unexpected costs, charges or expenses relating to or resulting from the disposition of our stand-alone home loan centers and sale of a significant portion of our mortgage servicing rights portfolio; our inability to implement all or a significant portion of the cost reduction measures we have identified; the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2018 has been derived from our audited financial statements for the year then ended as included in our 2018 Form 10-K. All financial data for the year end December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2018, as contained in the Company's Annual Report on Form 10-K for such fiscal year.